UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 30, 2009

AMERIWEST ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52034	98-0359930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West 1st Ave., Suite 215 Casper, WY	82601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 266-4409

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2009, Ameriwest Energy Corp. (“Ameriwest”) entered into an Agreement to Operate South Glenrock Block “C” And Extension of Purchase Agreement (the “Agreement”) with Muddy Mineral Exploration, LLC (“Muddy”).

Under the Agreement, Ameriwest and Muddy agreed to extend the closing date as set forth in the Third Amendment to Letter of Intent to June 1, 2009 in connection with Ameriwest’s purchase of Muddy’s working interest and net royalty interest in the property known as the South Glenrock “C” Oil Field located in Converse County, Wyoming (“South Glenrock”).  The purchase price of South Glenrock under the agreement was reduced to $4,000,000.  Ameriwest has previously paid $1,750,000 of this amount which is non-refundable.

In addition, Ameriwest and Muddy agreed that Ameriwest shall operate and manage South Glenrock until the closing of the sale and purchase or upon termination of the Agreement.  Upon termination of the Agreement, Ameriwest is entitled to all revenue generated from South Glenrock while it operated and managed the property, and Ameriwest shall assign all of its interest in South Glenrock to Muddy.

The Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Agreement to Operate South Glenrock Block “C” and Extension of Purchase Agreement dated March 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

Date: April 2, 2009	By:	/s/ Joseph McQuade
Joseph McQuade
Chief Financial Officer
(Duly Authorized Officer)